Exhibit 4.391

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 181008 dated March 31, 2020

For Rendering

Telematic services

This License is granted to

Limited Liability Company

Zelenaya Tochka Vladivistok (Zelenaya Tochka Group)

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1152536001298

Tax Identification Number (TIN)

2536280071

Location address (place of residence):

11, Zhigura str., Vladivistok, Primorsky region, 690088

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until March 31, 2025.

This License is granted by decision of the licensing body - Order dated February 19, 2020 No. 68-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.А. Pankov

Stamp here

Official seal:
MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS, INFORMATION
TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 118068